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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                              eRT Operating Company

                                      INTO

                            eResearchTechnology, Inc.

                         (Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware)


         eResearchTechnology, Inc., a Delaware corporation (the "Company") does hereby certify:

         FIRST: That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Company owns all of the outstanding shares of each class of the capital stock of eRT Operating Company, a Delaware corporation.

         THIRD: That the Company, by the following resolutions of its Board of Directors, duly adopted as of the 22nd day of October, 2001, determined to merge into itself eRT Operating Company on the conditions set forth in such resolutions:

         RESOLVED, that the form, terms and provisions of the Agreement and Plan of Merger (the "Merger Agreement") between eResearchTechnology, Inc. (the "Company") and its wholly-owned subsidiary, eRT Operating Company, pursuant to which eRT Operating Company would be liquidated by merging with and into the Company, with the Company as the surviving corporation, are hereby approved, in substantially the form submitted to this Board of Directors; and

         FURTHER RESOLVED, that the proper officers of the Company, including without limitation, Joel Morganroth, M.D., Chairman, and Joseph Esposito, President and Chief Executive Officer, are hereby authorized to execute and deliver the Merger Agreement for and on behalf of the Company, with such changes therein and additions thereto as the officer executing the same shall approve, such approval to be evidenced conclusively by his execution and delivery thereof; and

         FURTHER RESOLVED, that the proper officers of the Company are hereby authorized to execute, acknowledge and deliver such other documents, including without limitation a Certificate of Ownership and Merger, as they deem necessary or appropriate to give effect to the foregoing resolutions and the consummation of the merger referenced therein.

         FOURTH: That, as set forth in the Merger Agreement, the merger of eRT Operating Company with and into the Company shall be effective at 11:59 p.m. on December 31, 2001.

         IN WITNESS WHEREOF, said eResearchTechnology, Inc. has caused its corporate seal to be affixed and this Certificate to be signed by Joel Morganroth, M.D., its Chairman, as of the 12th day of December, 2001.


                                           eResearchTechnology, Inc.


                                           By: /s/ Joel Morganroth
                                              -----------------------------
                                               Joel Morganroth, M.D.,
                                               Chairman